EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND JERRY GLADSTONE


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), by and among Collectibles USA, Inc., a Delaware corporation ("Collectibles"), American Royal Arts Corp., a New York corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Jerry Gladstone ("Employee"), is hereby entered into as of this 9th day of May, 1997 and shall become effective only as of the date of the consummation of the initial public offering of the common stock of Collectibles. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between Employee and the Company and/or Collectibles.

                                 R E C I T A L S

         The following statements are true and correct:

         As of the date of this Agreement, the Company is engaged primarily in the business of marketing collectible merchandise and animation art products.

         Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and Collectibles' customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and Collectibles, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and Collectibles; this information is a trade secret and constitutes the valuable good will of the Company and Collectibles. Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                               A G R E E M E N T S

1.       EMPLOYMENT AND DUTIES.

         (a) The Company hereby employs Employee as President of the Company. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a President of the Company and will report directly to the Board of Directors of the Company (the "Board"). Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote his time, attention and efforts to promote and further the business of the Company.

         (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

         (c) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

2.       COMPENSATION.

         For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary. The base salary payable to Employee shall be $50,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may recommend increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board of Directors of Collectibles or a duly constituted committee thereof.

         (b) Incentive Bonus Plan. For 1997 and subsequent years, it is the Company's intent to develop a written Incentive Bonus Plan (which may be Collectibles' Incentive Bonus Plan) setting forth the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards.

         (c) Executive Perquisites, Benefits And Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

         (d) Payment of all premiums for coverage for Employee and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company or Collectibles may have in effect from time to time, benefits provided to Employee under this clause (i) to be at least equal to such benefits provided to Collectibles executives.

         (e) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with Collectibles' expense reporting policy.

         (f) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide or Collectibles-wide employee benefits as available from time to time.


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

3.       NON-COMPETITION AGREEMENT.

         (a) Employee will not, during the period of his employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

               (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any collectibles or animation art business in direct competition with the Company or Collectibles, within the United States or within 100 miles of any other geographic area in which the Company or Collectibles or where any of the Company's or Collectibles' subsidiaries conducts business, including any territory serviced by the Company or Collectibles or any of such subsidiaries (the "Territory");

               (ii) call upon any person who is, at that time, within the Territory, an employee of the Company or Collectibles (including the respective subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or Collectibles (including the respective subsidiaries thereof);

               (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company or Collectibles (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or Collectibles within the Territory; or

               (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was, to Employee's actual knowledge after due inquiry, either called upon by the Company or Collectibles (including the respective subsidiaries thereof) or for which the Company or Collectibles made an acquisition analysis, for the purpose of acquiring such entity.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to the Company and Collectibles as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company and Collectibles for which they would have no other adequate remedy, Employee agrees that the foregoing covenants may be enforced by Collectibles or the Company in the event of breach by Employee, by injunctions and restraining orders.

         (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Company or Collectibles (including Collectibles' other subsidiaries) on the date of the execution of this Agreement and the current plans of Collectibles (including Collectibles' other subsidiaries); but it is also the intent of the Company, Collectibles and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and Collectibles (including Collectibles' other subsidiaries) throughout the term of these covenants, whether before or after the date of termination of the employment of Employee. For example, if, during the term of this Agreement, the Company or Collectibles (including Collectibles' other subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within the United States or within 100 miles of its then-established operating location(s), if outside the United States, through the term of the covenants contained in this paragraph 3.

         It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company or Collectibles (including Collectibles' other subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with a violation of this paragraph 3 if the Company or Collectibles (including Collectibles' other subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

         (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions of any specific covenant as set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company or Collectibles, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Collectibles or the Company of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this paragraph 3, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

4.       PLACE OF PERFORMANCE.


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

    (a) Employee understands that he may be requested by the Board or Collectibles to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will pay all relocation costs to move Employee, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if any relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.

         (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "good cause" for termination of this Agreement under the terms of paragraph 5(c).

5.       TERM; TERMINATION; RIGHTS ON TERMINATION.

         The term of this Agreement shall begin on the date hereof and continue for three years (the "Term") and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal. This Agreement and Employee's employment may be terminated in any one of the followings ways:

         (a) Death. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate.

         (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten
(10) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater.

         (c) Good Cause. The Company may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's willful, material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance continuing for ten
(10) days after receipt of written notice of need to cure of any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or Collectibles which materially and adversely affects the operations or reputation of the Company or Collectibles; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) Without Cause. At any time after the commencement of employment, Employee may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Company. Employee may only be terminated without cause by the Company during the Term hereof if such termination is approved by at least two-thirds of the members of the Board of Directors of Collectibles. Should Employee be terminated by the Company without cause during the Term, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, equal to the Severance Base Salary for whatever time period is remaining under the Term of this Agreement (not to exceed two years) or for one (1) year, whichever amount is greater. For purposes of this Agreement, the "Severance Base Salary" shall be $100,000 per year. Should Employee be terminated by the Company without cause at any time after the Term, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, a severance payment equal to $100,000. Further, any termination without cause by the Company shall operate to shorten the period set forth in paragraph 3(a) and during which the terms of paragraph 3 apply to one (1) year from the date of termination of employment. If Employee resigns or otherwise terminates his employment without cause pursuant to this paragraph 5(d), Employee shall receive no severance compensation.

         (e) Change In Control Of Collectibles. In the event of a "Change in Control" of Collectibles (as defined in paragraph 12(e) below) during the Term, refer to paragraph 12 below.

         (f) Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 12. All other rights and obligations of Collectibles, the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 9 herein and Employee's obligations under paragraphs 3, 6, 7, 8 and 10 herein shall survive such termination in accordance with their terms.

         (g) If termination of Employee's employment arises out of the Company's failure to pay


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

Employee on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 16 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement is terminated as a result of a breach by the Company.

6.       RETURN OF COMPANY PROPERTY.

         All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, Collectibles or their representatives, vendors or customers which pertain to the business of the Company or Collectibles shall be and remain the property of the Company or Collectibles, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or Collectibles which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment for any reason.

7.       INVENTIONS.

         Employee shall disclose promptly to Collectibles and the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company or Collectibles and which Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

8.       TRADE SECRETS.

         Employee agrees that he will not, during or after the Term of this Agreement with the Company, disclose the specific terms of the Company's or Collectibles' relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company or Collectibles, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

9.       INDEMNIFICATION.

         In the event Employee is made a party to any threatened, pending or completed action, suit or


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

proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or Collectibles against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company or Collectibles agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by Collectibles shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company or Collectibles shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company or Collectibles for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

10.      NO PRIOR AGREEMENTS.

         Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation and all fees and expenses incurred by the Company pursuant to paragraph 9, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party.

11.      ASSIGNMENT; BINDING EFFECT.

         Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.      CHANGE IN CONTROL.

         (a) Unless he elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder or that the Company may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this paragraph 12 shall be applicable.


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

         (b) In the event of a pending Change in Control wherein the Company and Employee have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without cause during the Term and the applicable portions of paragraph 5(d) will apply; provided, however, under such circumstances, that the amount of the lump-sum severance payment due to Employee shall be triple the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall not apply whatsoever.

         (c) In any Change in Control situation, Employee may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 5(d) will apply as though the Company had terminated the Agreement without cause during the Term; provided, however, that under such circumstances, the amount of the lump-sum severance payment due to Employee shall be double the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall all apply for a period of two
(2) years from the effective date of termination.

         (d) For purposes of applying paragraph 5 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Company at or prior to such closing. Further, Employee will be given at least 30 days to elect whether to exercise all or any of his vested options to purchase Collectibles Common Stock, including any options with accelerated vesting under the provisions of Collectibles' Long-Term Incentive Plan, such that he may convert the options to shares of Collectibles Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

         (e)      A "Change in Control" shall be deemed to have occurred if:

               (i) any person, other than Collectibles, a subsidiary of Collectibles or an employee benefit plan of Collectibles, acquires directly or indirectly Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company, unless the transaction pursuant to which such acquisition is made is approved by at least two-thirds (2/3) of the Board;

               (ii) the following individuals no longer constitute a majority of the members of the Board of Directors of Collectibles: (A) the individuals who, as of the closing date of Collectibles' initial public offering, constitute the Board of Directors of Collectibles (the "Original Directors"); (B) the individuals who thereafter are elected to the Board of Directors of


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

          Collectibles and whose election, or nomination for election, to the Board of Directors of Collectibles was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board of Directors of Collectibles and whose election, or nomination for election, to the Board of Directors of Collectibles was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);

               (iii) the stockholders of Collectibles shall approve a merger, consolidation, recapitalization, or reorganization of Collectibles, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of Collectibles immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

               (iv) the stockholders of Collectibles shall approve a plan of complete liquidation of Collectibles or an agreement for the sale or disposition by Collectibles of all or a substantial portion of Collectibles' assets (i.e., 50% or more of the total assets of Collectibles).

None of the transactions that occur in connection with the initial public offering of Collectibles shall constitute a Change in Control.

         (f) Employee must be notified in writing by the Company at any time that the Company anticipates that a Change in Control may take place.

         (g) Employee shall be reimbursed by the Company or its successor for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Employee.

13.      COMPLETE AGREEMENT.

         This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement.

         This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

14.      NOTICE.

         Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:   Collectibles USA, Inc.
                           2081 Landings Drive
                           Mountain View, CA 94043

         To Employee:      c/o American Royal Arts Corp.
                           473 Old Country Road
Westbury, New York  11590

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or if sooner, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

15.      SEVERABILITY; HEADINGS.

         If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

16.      ARBITRATION.

         Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators Mountain View, California, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of the arbitrators shall be borne by the Company.

17.      GOVERNING LAW.

         This Agreement shall in all respects be construed according to the laws of the State of Delaware.

18.      COUNTERPARTS.

         This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    American Royal Arts Corp.

                                    By:     /s/ Jerry Gladstone
                                            ------------------------------------
                                    Name:   Jerry Gladstone
                                            ------------------------------------
                                    Title:  President
                                            ------------------------------------

                                    COLLECTIBLES USA, INC.

                                    By:     /s/ Ronald Rafaloff
                                            ------------------------------------
                                    Name:   Ronald Rafaloff
                                            ------------------------------------
                                    Title:  Assistant Secretary
                                            ------------------------------------
                                            Jerry Gladstone

                                            /s/ Jerry Gladstone
                                           -------------------------------------

                            SCHEDULE TO EXHIBIT 10.1

         Identification of Substantially Identical Employment Agreements

         1. Employment Agreement, by and among Collectibles USA, Inc. ("Collectibles"), Animation, U.S.A., Inc., a Washington corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Laine Ross, pursuant to which she shall be employed as Vice President of the Company, and shall receive a base salary of $25,000 per year for an initial term of three years.*

         2. Employment Agreement, by and among Collectibles, American Royal Arts Corp., a New York corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Jerry Gladstone, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $50,000 per year for an initial term of three years.*

         3. Employment Agreement, by and among Collectibles, Elwell Stores, Inc. (d/b/a The Reef Hallmark Shop), a Florida corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Roy C. Elwell, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $25,000 per year for an initial term of three years.*

         4. Employment Agreement, by and among Collectibles, Crystal Galleria, Inc., a Nevada corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Vincent J. Browne, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $50,000 per year for an initial term of three years.*

         5. Employment Agreement, by and among Collectibles, Stone's Shops, Inc., an Illinois corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Michael Stone, pursuant to which he shall be employed as General Manager of the Company, and shall receive a base salary of $47,000 per year for an initial term of three years.*

         6. Employment Agreement, by and among Collectibles, St. George, Inc. (d/b/a Little Elegance), a New Jersey corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Robert St. George, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $25,000 per year for an initial term of three years.*

         7. Employment Agreement, by and among Collectibles, DKG Enterprises, Inc. (d/b/a North Pole City Gifts & Collectibles; d/b/a North Pole City), an Oklahoma corporation and a wholly-owned subsidiary of Collectibles (the
"Company"), and David K. Green, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $50,000 per year for an initial term of three years.*

         8. Employment Agreement, by and among Collectibles, Filmart Productions Inc. (d/b/a Cartoon World; d/b/a Filmart Galleries), a New York corporation and a wholly-owned subsidiary of Collectibles (the "Company"), and Susan M. Spiegel, pursuant to which she shall be employed as President of the Company, and shall receive a base salary of $25,000 per year for an initial term of five years.*

         9. Employment Agreement, by and among Animation, U.S.A., Inc., a Washington corporation and a wholly-owned subsidiary of Collectibles, and David Vice, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $25,000 per year for an initial term of three years.*

         10. Employment Agreement, by and among Elwell Stores, Inc. (d/b/a The Reef Hallmark Shop), a Florida corporation and a wholly-owned subsidiary of Collectibles, and Kim A. Elwell, pursuant to which she shall be employed as Secretary & Treasurer of the Company, and shall receive a base salary of $25,000 per year for an initial term of three years.*

         11. Employment Agreement, by and among Stone's Shops, an Illinois corporation and a wholly-owned subsidiary of Collectibles, and David Stone, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $20,000 per year for an initial term of three years.*

         12. Employment Agreement, by and among St. George, Inc. (d/b/a Little Elegance), a New Jersey corporation and a wholly-owned subsidiary of Collectibles, and Keith Holt, pursuant to which he shall be employed as President of the Company, and shall receive a base salary of $25,000 per year for an initial term of three years.*

         13. Employment Agreement, by and among Filmart Productions Inc. (d/b/a Cartoon World; d/b/a Filmart Galleries), a New York corporation and a wholly-owned subsidiary of Collectibles, and Aron Laikin, pursuant to which he shall be employed as Chief Operating Officer of the Company, and shall receive a base salary of $25,000 per year for an initial term of five years.*


* Pursuant to Item 601(b)(2) of Regulation S-K of the Securities Act of 1933, as amended, supplemental copies of any omitted schedules or annexes will be furnished to the Commission upon request.

                                      -2-